UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_____________________________

Date of Report (Date of earliest event reported) March 16, 2010.

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lawrence J. Zigerelli recently resigned from his position of President and Chief Executive Officer of Duckwall-ALCO Stores, Inc. (the “Company”). Pursuant to Mr. Zigerelli’s resignation, the Company and Mr. Zigerelli entered into a Separation and Release Agreement (“Separation Agreement”) dated March 9, 2010. However, under the Separation Agreement, Mr. Zigerelli was given the right to rescind the Separation Agreement for seven days from the effective date. Therefore, the Separation Agreement was not binding on the Company and Mr. Zigerelli until March 16, 2010.

Under the Separation Agreement, the Company is obligated to provide Mr. Zigerelli the following: (1) pay Mr. Zigerelli $125,000 over a twelve month period; (2) reimburse Mr. Zigerelli for six months for his COBRA premiums; and (3) amend Mr. Zigerelli’s stock option award agreements to permit net exercise of his vested stock options.

A copy of the Separation Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the full text of the exhibit.

Item 7.01  Regulation FD Disclosure.

The information set forth in Item 5.02 is incorporated herein by reference, in its entirety, into this Item 7.01.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Separation and Release Agreement between the Company and Lawrence J. Zigerelli dated March 9, 2010, furnished solely for the purpose of incorporation by reference into Items 5.02 and 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2010	DUCKWALL-ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number                              Description

99.1	Separation and Release Agreement dated March 9, 2010 between the Company and Lawrence J. Zigerelli

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